AGREEMENT

THIS Agreement (the "**Agreement**") is made as of the 22 day of May , 2014 (the "**Effective Date**") between **CONTEX INTERNATIONAL TECHNOLOGIES (CANADA) INC.**, with offices at 2798 Thamesgate Suite 6, Mississauga, Ontario, L4T 4E8 ("**Contex**"), and **2340960 Ontario Inc.**, with offices at 36 Ormond St S, Thorold, Ontario L2V 1Y4 ("**Company**") and Richard Smith an individual residing at 4 Twin Falls Rd., Brampton, Ontario, L6Y 0V4 ("**Smith**") and **Ricardo Alberto Rodriguez Cornejo** an individual residing at 375-b Red maple Road, Richmond Hill, ON L4C6P3 ("**Cornejo**") (Smith and Cornejo individually referred to as a "**Guarantor**" or collectively as the "**Guarantors**"),

WHEREAS Context is global engineering company offering product design services;

AND WHEREAS, on the basis of and in reliance upon the representations, warranties and covenants made by Context herein, Company wishes to engage Context to provide certain Services (as defined herein) and produce and deliver to Company certain Deliverables (as defined herein);

AND WHEREAS Context wishes to accept such engagement and perform the Services and develop and deliver the Deliverables.

NOW THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree to the following:

ARTICLE 1 - INTERPRETATION

1.1 Definitions

Whenever used in this Agreement, capitalized words shall have the meaning ascribed to them and the following words and terms shall have the following meanings:

(a) **"Confidential Information"** means any and all trade secrets, confidential, private, or secret information of Company or any affiliate of Company regardless of form and whether or not recorded and includes, without limitation, the following information of or in the possession of Company or any affiliate of Company which shall come or shall have come to Context's knowledge during the course of providing services for Company (whether before or after the date of this Agreement)

(i) business, financial or technical information;
(ii) compilations of data or information;
(iii) business methods and practices of Company or affiliates of Company;
(iv) information relating to actual or prospective services, products, activities, know-how, research and development, or commercial relationships of Company or any affiliate of Company;
(v) information, data and computer software of third persons to whom Company or any affiliate of Company owes a duty of confidence;
(vi) all Intellectual Property that is or becomes the property of Company;
(vii) such information as Company or any affiliate of Company may from time to time designate as being included in the expression "Confidential Information",

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but does not include information that is in the public domain, or information that falls into the public domain, unless such information falls into the public domain by disclosure or other acts of Context or through the fault of Context.

(b) **"Deliverables"** means all documentation, information, systems and other Intellectual Property provided, designed, developed or delivered resulting from the performance of, or that result in the receipt of, the Services in accordance with this Agreement.

(c) **"Effective Date"** means, in relation to this Agreement, the date first written above and, in relation to any Work Plan, the Effective Date of the Work Plan.

(d) **"Intellectual Property"** means all intellectual and industrial property including, without limitation, all works, designs, industrial designs, trade secrets, confidential information, formulae, algorithms, ideas, concepts, inventions, processes, know-how, content, trade marks, trade names, discoveries and inventions, integrated circuit topographies, content, ideas, including all Deliverables.

(e) **"Intellectual Property Rights"** means:

(i) any and all proprietary rights anywhere in the world provided under:
(A) patent law;
(B) copyright law (including moral rights);
(C) trade-mark law;
(D) design patent or industrial design law;
(E) semi-conductor chip or mask work or integrated circuit topography law; or
(F) any other statutory provision or common law principle applicable to this Agreement, including trade secret law,

that may provide a right in either Intellectual Property or the expression or use of such Intellectual Property;

(ii) any and all applications, registrations, licences, sub-licences, franchises, agreements or any other evidence of a right in any of the foregoing; and

(iii) all licences and waivers and benefits of waivers of, all future income and proceeds from, and all rights to damages and profits by reason of the infringement or violation of any of, the intellectual property rights set out in Sections 1.1(e)(i) or 1.1(e)(ii) above.

(f) **"Work Plan"** means each work plan entered into by the parties hereunder and which sets out the Services to be performed, the Deliverables to be developed and delivered to Company, the Fees to be paid to Context and any other terms and conditions applicable thereto as mutually agreed upon by the parties. A form of Work Plan is attached as Schedule A.

1.2 Priority

In the event of a conflict or inconsistency between this Agreement and any Work Plan, the Work Plan shall prevail over the Agreement, but only with respect to that Work Plan and only to the extent of the conflict or inconsistency.

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1.3 Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections and Schedules are to Articles and Sections of and Schedules to this Agreement

1.4 Extended Meanings

In this Agreement, words importing the singular number only include the plural and vice versa and words importing any gender include all genders. The term **"including"** means "including without limiting the generality of the foregoing". A definition applies to other forms of the word.

1.5 Construction

In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided:

(a) words or abbreviations that have well known technical industry or trade meanings are used herein in accordance with their recognized meanings;
(b) the terms "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof; and
(c) the terms "discretion" or "sole discretion", when used in reference to a Party, mean the right to make a decision arbitrarily, without an implied obligation to act reasonably or in good faith or to justify the decision to the other Party.

1.6 Financial Responsibility

Unless otherwise expressly stated in this Agreement, each party will be responsible for performing its obligations set out in this Agreement at its expense (including taxes applicable to any payment obligations incurred in connection with such performance) without additional charge or additional cost to the other party.

1.7 Time of the Essence

Time is of the essence in respect of the Services.

ARTICLE 2 - SERVICES TO BE PROVIDED

2.1 Services

(a) The initial Work Plan to be mutually agreed to by the parties will provide for the design and development of a wireless and leadless ECG cardiac monitor. Contex may leverage work done previously on a previous prototype regarding the design of a wireless programmable transmitter component and a wireless programmable receiver component to integrate with the King of Hearts cardiac event recorder.

(b) During the term of each Work Plan, Context will provide Company with the following services (collectively, the "Services")

(i) the services and other obligations described in any Work Plan;
(ii) all other services and obligations of Context set out in this Agreement;

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(iii) all services, functions and responsibilities that are inherent, necessary or customarily provided as part of the services set out in Sections 2.1(b)(i) or 2.1(b)(ii) or that are reasonably required for the proper performance of such services; and

(iv) the provision of all hardware, software, systems, materials and other resources used or required to be used in order to provide such Services, whether or not such resources are expressly described in this Agreement, except as otherwise expressly set forth in a Work Plan.

(c) Except as otherwise expressly set forth in a Work Plan Context shall, in the course of performing the Services, promptly, faithfully and conscientiously comply with all of Company's reasonable instructions, including those involving artistic taste and judgment.

2.2 Work Plans

Company may, from time to time, in its discretion, request that Context provide Company with the Services and Deliverables identified in a Work Plan. Each Work Plan will be prepared by the parties and will be duly executed. Each Work Plan will be deemed to incorporate by reference the terms and conditions of this Agreement, unless the applicable Work Plan expressly provides otherwise.

2.3 Cooperation

Context acknowledges that Company has entered or will enter into agreements and may in its discretion enter into additional agreements with persons other than Context (each, an "Other Service Provider") for the provision of other products and services. At Company's request, Context will cooperate with and assist the Other Service Providers in order to coordinate the performance by each Other Service Provider of its obligations with the performance of the obligations of Context. Such cooperation and assistance will include:

(i) making available and providing information to Company and the Other Service Providers regarding the Deliverables or the Services; and

(ii) upon Company's request, complying with the instructions of Other Service Providers to the extent relevant to Context's provision of the Services under this Agreement.

2.4 Delegation

Context will not delegate, assign, or subcontract any of its obligations hereunder without prior written notice to the Company. To the extent that Context does delegate, assign, or subcontract any of its obligations hereunder:

(i) Context shall ensure that such delegates, assignees or subcontractors agree in writing to comply with the provisions of this Agreement and each applicable Work Plan;

(ii) such delegation, assignment or subcontracting will not relieve Context from any obligation or liability under this Agreement and Context will remain responsible for the performance of all or any part of its obligations set out in this Agreement performed by any delegate, assignee or subcontractor to the same extent as if such obligations were performed by Context and any breach of this Agreement thereby will be deemed to be a breach of this Agreement by Context; and

(iii) if Context becomes aware of any actual or suspected breach of the agreement between itself and any delegate, assignee or subcontractor or if Context reasonably believes that any such breach may occur, Context will immediately notify Company in writing and

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provide Company with such information relating to the breach or possible breach as Company may request. At Company's request, Context will terminate its agreement with any delegate, assignee or subcontractor that has committed such a breach of the Context Subcontract in accordance with the termination provisions thereof.

ARTICLE 3 - FEES

3.1 Fees

Subject to the provisions of this Agreement, Company agrees to pay Context for the satisfactory performance of Services performed and the assignment and delivery of all Deliverables under each Work Plan the fees ("Fees") set forth in such Work Plan as full consideration therefor. Except as otherwise expressly agreed upon in writing, the Fees shall be the only charges or amounts which Company may become obligated to pay Context under this Agreement or under any Work Plan and there will be no other fees or other amounts payable by Company to Context in respect of the Services. The amounts paid to Context by Company are to be used solely in connection with the costs incurred by Contex in the performance of Contex's services under a Work Plan including the design and production of the Deliverables and not for unrelated expenses of Contex unless otherwise agreed in writing by Company.

3.2 Expenses

Except as otherwise expressly agreed upon in a Work Plan, Context is solely responsible for all expenses and disbursements incurred in the course of providing the Services or preparing the Deliverables and Company shall have no obligation or liability either to reimburse Context for such expenses or disbursements or otherwise.

3.3 Taxes

(a) Each party will be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

(b) Context will be responsible for any tax payable by Context on the goods or services used or consumed by Context in providing the Services.

(c) Company will be responsible for any tax that is assessed in respect of any of the Fees payable on the provision of the Services.

(d) The parties agree to cooperate with each other to enable each to more accurately determine their respective tax liabilities and to minimize such liability to the extent legally permissible. Each party will provide and make available to the other any resale certificates and other exemption certificates (including certificates of exemption from federal goods and services tax) or information reasonably requested by the other party.

(e) Company is entitled to deduct or withhold out of any payment to Context any amount required to be withheld or deducted in accordance with applicable law and will remit such withheld or deducted amounts to the appropriate governmental authority.

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3.4 Set-Off

Company may set-off and deduct from any amounts payable to Context any amounts owing by Context to Company pursuant to this Agreement or any other agreement between Context and Company. The failure by Company to set-off or deduct any amount from an invoiced payment will not constitute a waiver of Company's right to set-off, deduct or collect such amount.

ARTICLE 4 - TITLE AND OWNERSHIP

4.1 Ownership

Company is and will at all times be the exclusive owner of all Confidential Information and all Intellectual Property Rights therein and thereto.

4.2 Assignment

(a) If Context (whether before or after the date of this Agreement) shall at any time during the course of providing Services for or on behalf of or under contract to Company, either alone or in conjunction with any other person, creates, develops, authors, conceives, reduces to practice or originates any Intellectual Property, or causes to be created, developed, authored, conceived, reduced to practice or originated any Intellectual Property on its behalf, Context shall promptly disclose the same to Company and all Intellectual Property Rights in any such Intellectual Property shall automatically be the exclusive property of and vest in Company immediately and irrevocably on its creation.

(b) If any Intellectual Property that was created or developed in whole or in part by or on behalf of Context is not deemed to be the exclusive property of Company for any reason, or to the extent Context or any third party may, under applicable law, be entitled to claim any ownership interest therein or thereto, Context hereby assigns and transfers, and agrees to assign and transfer and to cause such third parties to assign and transfer, to Company as and when created, all right, title and interest, including all Intellectual Property Rights, throughout the world in and in perpetuity, in such Intellectual Property, free and clear of all claims and encumbrances. Context acknowledges and agrees that any such assignment will not lapse under any circumstances including if Company does not exercise the rights granted to Company and that in no event will such rights be terminated and revert back to Context or any third party.

(c) Context will cooperate fully, and will cause any permitted delegates, assignees and subcontractors to cooperate fully, at any and all times with respect to signing such documents and doing such acts and other things reasonably requested by Company to confirm the assignment of ownership and waiver of moral and similar rights referred to in Sections 4.2 and 4.3 and to obtain registrations of Intellectual Property Rights relating to Intellectual Property developed hereunder. Without limiting the generality of the foregoing, Context will, and will cause its permitted delegates, assignees and subcontractors to, fully execute any assignment and requested by Company related to such Intellectual Property, including in the form set out in Schedule B.

4.3 Waiver of Moral Rights

(a) Context agrees to waive and hereby waives, and agrees to cause all authors of any Intellectual Property created hereunder to waive, unconditionally and irrevocably any and all of Context's and such authors' moral rights and rights of a similar nature which Context or such authors now or in the future may have (including rights in existing works and works which may come into existence after the date

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hereof) in which copyright may subsist in each jurisdiction throughout the world, to the extent that such rights may be waived in each respective jurisdiction.

(b) Context acknowledges and agrees that all Intellectual Property created hereunder may be used copied, reproduced, published, performed, maintained, changed, modified, augmented, deleted, and/or adapted by Company without the consent of Context or any other person and without any other restriction, limitation or qualification.

ARTICLE 5 - CONFIDENTIAL INFORMATION

5.1 Duty of Confidence

(a) Context agrees, during or after the term of any Work Plan or the Agreement (even in the event of a termination due to the default of Company):

(d) not to use Confidential Information for any purpose, other than as and to the extent expressly permitted under this Agreement or as may be reasonably necessary for the performance of his obligations hereunder;

(e) not disclose any Confidential Information or provide access to any Confidential Information to any third party except as expressly permitted in this Agreement and, where so permitted, Context shall obtain a written non-disclosure and proprietary rights agreement in a form acceptable to Company in respect of the Confidential Information from all such third parties and Context shall provide Company with executed copies of all such agreements prior to permitting such third parties any access or receipt of any Confidential Information;

(f) take all measures reasonably required to maintain the confidentiality and security of all Confidential Information, including any measures required to protect Confidential Information from loss, theft, unauthorized access, copying, modification, use or disclosure and using technology, physical protection measures, processes and standards of practice that are consistent with industry best practices; and

(g) if it suspects or becomes aware of any unauthorized access, copying, use or disclosure of any Confidential Information:

(i) immediately notify Company that it suspects or is aware of such unauthorized access, copying, use or disclosure and provide along with such notice any details of such activities or suspected activities of which it is aware;

(ii) take all commercially reasonable steps to enforce against any person that is or may be engaging in such unauthorized access, copying, use or disclosure any rights that Context has to require such person to comply with any obligation of confidence to Context and to cease such unauthorized activities; and

(iii) do all things, execute all documents and give all assistance reasonably required by Company to enable Company to enforce against any person that is or may be engaging in such unauthorized access, copying, use or disclosure any rights that

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the Company has to require such person to comply with any obligation of confidence to Company and to cease such unauthorized activities.

5.2 Delivery and Return of Property

Context agrees that on the completion or termination of any Work Plan or this Agreement, or upon the request of Company, any Confidential Information in the possession or control of Context, all Intellectual Property developed by Context for or on behalf of or under contract to Company, and all other property shall be returned to Company.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties of Context and Guarantors

(a) Context and the Guarantors jointly and severally represent, warrant and covenant to Company that:

(i) Context has full capacity to enter into this Agreement and to fully perform his obligations hereunder;

(ii) the execution, delivery and performance of this Agreement by Context and the performance of each of his obligations herein do not and will not conflict with or result in a breach or violation of:

(A) any indenture, agreement, instrument, judgment, decree, order or ruling to which Context is a party or is otherwise subject that would adversely affect his ability to perform each of his obligations under this Agreement;

(B) any applicable law; or

(C) any other person's rights.

(iii) except as otherwise expressly agreed upon in writing by the parties, Context is or will be sole author and creator in and to all Intellectual Property created hereunder and all such Intellectual Property will be work originally created by Context and no other person and no Intellectual Property that is proprietary to a third party is or will be used in, incorporated into, integrated or bundled with any Intellectual Property created hereunder;

(iv) Context has or will have the unrestricted right and power to sell and assign all Intellectual Property created under any Work Plan to Company;

(v) all Intellectual Property created hereunder is or may be protected by trademark, copyright, patent and trade secret throughout the world so far as the laws of each jurisdiction provide for such protection;

(vi) the performance by Context of his obligations under this Agreement and the possession, use, copying, publication, performance and licensing of the Intellectual Property created hereunder or the Deliverables do not and will not infringe, violate or constitute a misappropriation of any Intellectual Property Right of any person;

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(vii) all Intellectual Property created hereunder is and will be free and clear of all pledges, liens, charges, hypothecs, security interests, leases, title retention agreements, mortgages, restrictions, development or similar agreements, easements, rights-of-way, title defects, options or adverse claims or encumbrances of any kind or character whatsoever;

(viii) Context has not and shall not sell, assign, encumber, limit, diminish, license or transfer to any other person any right, title or interest in and to any Intellectual Property created hereunder;

(ix) to the best of their knowledge, no Intellectual Property created hereunder, is or will be based in whole or in part on any game, computer software program, simulation, motion picture, television program, novel or other work previously developed or commercially released, or any characters or elements referenced or appearing therein;

(x) there are no claims or litigation pending concerning or purporting to adversely affect the right, title or interest in or to any Intellectual Property created hereunder;

(xi) all Services will be performed and all Intellectual Property will be developed and created with reasonable skill, care and diligence and in a good and workmanlike manner consistent with industry standards;

(xii) Context and Guarantors will not insert or permit any other person to insert any virus, Trojan horse, worm, logic bomb, drop-dead device, backdoor, shutdown mechanism or similar software, script or device or combination of any of the foregoing that is intended or designed to, is operable to, is likely to or has the effect of disabling, deleting, erasing, denying authorized access to, permitting unauthorized access to, repossessing, damaging, destroying, corrupting or otherwise affecting or interfering with the provision of the Services or the normal use of any of hardware, data, software or systems into any Intellectual Property created hereunder, unless otherwise agreed to by Company in writing in advance;

(xiii) Context possesses sufficient qualifications and professional competency to carry out the Services and create the Intellectual Property;

(xiv) Context will perform its obligations under this Agreement in compliance with all applicable laws, which compliance will, in each case, include identifying, procuring and complying with all permits, licenses, certificates, consents, approvals, inspections and requirements or directives of any applicable governmental authority; and

(xv) Context will immediately notify Company in writing if it receives notice of an allegation by any governmental authority that Context or Company has failed to comply with any applicable law in connection with the performance of this Agreement, or if Context otherwise becomes aware that Context or Company may have failed or may in the future fail to comply with any applicable law in connection with the performance of this Agreement.

(b) For greater certainty, the representations, warranties and covenants in respect of Intellectual Property set forth in this Section 6.1 apply only to the Intellectual Property created hereunder by or on behalf of Context as it pertains to the Deliverables defined in the Work Plans and do not apply to any additional material that may be inserted or incorporated therein by Company or Other Service Providers.

ARTICLE 7 - NON-COMPETITION

7.1 Non-Competition

Recognizing and acknowledging that the following undertaking is essential for the protection of the business of Company, Context and Guarantors undertake to Company that Context and the Guarantors will not, without the prior written consent of a director or officer of Company, during the term hereof and for a period of six months following the expiration or termination of this Agreement and all Work Plans howsoever arising (even in the event of a termination due to the default of Company), carry on either alone or in partnership or be employed, interested or concerned directly or indirectly in providing services similar to those provided to Company under the Agreement or any Work Plan to any trade or business in North America similar to or competitive with the business of Company.

7.2 Restrictions Reasonable

Context and the Guarantors confirm that all restrictions in this Agreement are reasonable and valid and all defences to the strict enforcement thereof by Company are waived by Context.

ARTICLE 8 - TERM AND TERMINATION

8.1 Term of Agreement and Work Plan

(a) Subject to the provisions of this Article, the term of this Agreement shall commence on the Effective Date and shall continue for an initial term of one year. Upon the expiration of such term, the Agreement will automatically renew for subsequent terms of one year each unless either party gives written notice of termination effective at the end of the then-current term not less then 30 days prior to such expiration. Notwithstanding any expiration of this Agreement pursuant to this Section 8.1, this Agreement shall continue in effect until the Services under each Work Plan are completed or all Work Plans have been terminated.

(b) Each Work Plan will set out the term of the Work Plan and any terms and conditions relating to the renewal of the Work Plan.

8.2 Termination on Reasonable Notice

Except as otherwise specified in a Work Plan, Company may terminate this Agreement or any Work Plan, with or without cause and without liability, at any time by giving Context 14 days notice in writing. Company will upon a termination of this Agreement or any Work Plan pursuant to this Section 8.2 pay Context for the Services performed under this Agreement or the Work Plan, as the case may be, up to the date of the termination specified in the notice in accordance with the payment provisions of the Work Plan but shall have no liability to make any payment to Context for any Services following the effective date of termination.

8.3 Termination of Work Plan for Default

In the event that either party materially or repeatedly defaults in the performance of any its duties or obligations under this Agreement or any Work Plan, which default is not substantially cured within 14 days after written notice is given to the defaulting party specifying the default, or, with respect to those

defaults which cannot be reasonably cured within 14 days, if the defaulting party fails to proceed with all due diligence to substantially cure the same, then the party not in default, may, by giving written notice thereof to the defaulting party, terminate any Work Plan affected by the default or this Agreement as of the date specified in such notice of termination.

8.4 Termination by Reason of Insolvency

Either party shall have the right to terminate this Agreement by giving written notice to the other party, effective immediately, in the event the other becomes insolvent or bankrupt, or reorganizes its business under or takes advantage of as a debtor any bankruptcy or insolvency laws or shall take steps or have steps taken against it for the winding up of its corporate existence, if applicable, or shall have a receiver, trustee or other officer appointed for its property and such receiver, trustee or other officer is not removed within 30 days of its appointment or, shall have a notice of intention or proposal under the Bankruptcy and Insolvency Act (Canada) made.

8.5 Survival

(a) Neither the expiration nor the earlier termination of this Agreement will release either of the parties from any obligation or liability that accrued prior to such expiration or termination.

(b) The provisions of this Agreement requiring performance or fulfilment after the expiration or earlier termination of this Agreement, including Article 4 , Article 5 and Article 7 and such other provisions as are necessary for the interpretation thereof and any other provisions hereof, the nature and intent of which is to survive termination or expiration of this Agreement, will survive the expiration or earlier termination of this Agreement.

8.6 Right of Suspension

(a) In addition to the rights of termination set forth in Article 8 , Company may, upon written notice to Context, suspend Context and the payment of any Fees, upon:

- (i) any material breach by Context; or
- (ii) failure by Context to perform his obligations hereunder by reason of the illness, accident, disability or death of one or more employees of Context working on the Deliverables under any Work Plan.

Any such suspension shall continue until its cause ceases to exist and Context resumes the performance of its obligations required hereunder, provided however that Company may terminate such suspension at any time at its discretion upon written notice to Context.

(b) If either of the causes referred to in Sections 8.6(a)(i) or 8.6(a)(ii) above occurs continues for a period of 14 consecutive days, Company may terminate this Agreement or the affected Work Plans without any further obligation, financial or otherwise, provided however that no such termination shall relieve Company of its obligation to pay Context for any compensation due hereunder for Services performed up to the time of suspension.

(c) It is agreed and understood that in the event of any an unforeseeable or unavoidable event or occurrence beyond the reasonable control, and without the fault or negligence of Context including, but not limited to, explosion, flood, war (whether declared or otherwise), accident, labour strike or other labour disturbance, inability to obtain materials or services, sabotage, terrorism, acts of God, newly

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enacted legislation, newly issued orders or decrees of any court and any binding act or order of any Regulatory Authority or governmental agency in the factories or plants of the Context or its Affiliates or in the factories or plants of those manufacturing parts or accessories necessary for the manufacture of the Deliverables under any Work Plan, which prevents performance by Context of its obligation hereunder, then such non-performance by Context shall not be considered to be a breach of the Agreement, and such non-performance shall be excused if the conditions described herein shall prevail, but Context shall nevertheless use its best efforts to resume full performance thereof without unavoidable delay. In the event that the conditions exist for a period of one (1) months or longer, the Company shall have the right to cancel and/or terminate this Agreement by written notice to Context.

ARTICLE 9 - GUARANTEE

9.1 The Guarantors, jointly and severally, covenant with the Company to take those actions as may be necessary to cause Contex at all times fully and faithfully to perform and discharge its obligations under this Agreement and any Work Plan entered into pursuant to this Agreement and to comply with all laws and conditions; and if Contex shall at any time fail to do so, the Guarantors shall themselves, jointly and severally, perform and discharge those obligations. The foregoing covenant and obligation of the Guarantors is absolute, unconditional, present and continuing and is in no way conditional or contingent on any event or circumstance, action or omission which might in any way discharge a guarantor or surety.

ARTICLE 10 - GENERAL

10.1 Rights and Remedies

Unless otherwise expressly stated herein, the rights and remedies of the parties hereunder are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by a party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that party may be entitled.

10.2 Notices

Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery or by facsimile to the addresses or numbers set out on the first page of this Agreement or to such other address, individual or number as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile transmission, on the day of transmission thereof if given during the normal business hours of the recipient and on the business day during the business hours of the recipient and on the business day during which such business hours next occur if not given during such hours on any day.

10.3 Benefit of Agreement

This Agreement shall enure to the benefit of and be binding upon the permitted successors, assigns, heirs, executors, administrators, legal and personal representatives of Context and the successors and assigns of Company respectively.

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10.4 Amendments and Waivers

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

10.5 Independent Contractors

The relationship between the parties constituted by this Agreement is intended and is to be construed as of that of independent contracting parties only and nothing contained in this Agreement will be deemed or construed by the parties hereto, or by any third party, to create the relationship of partnership or joint venture or a relationship of principal and agent, employer-employee, master-servant, or franchisor-franchisee between Company and Context and no provision contained herein will be deemed to create any relationship between the parties hereto other than the relationship of independent parties contracting for services. Nothing whatsoever contained herein shall constitute either party as having the authority to bind the other in any manner whatsoever, and nothing whatsoever contained herein shall give or is intended to give any rights of any kind to any third party.

10.6 Governing Law

This Agreement is governed by and will be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. For the purpose of all legal proceedings, this Agreement will be deemed to have been made and performed in the Province of Ontario and the courts of the Province of Ontario will have exclusive jurisdiction to entertain any action arising under this Agreement. Company and Context each hereby attorn to the jurisdiction of the courts of the Province of Ontario. To the extent permitted by applicable law, each party hereby waives the right to trial by jury of any such suit, action or proceeding.

10.7 Entire Agreement

This Agreement and the documents expressly referenced herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancel and supersede any prior understandings and agreements between the parties hereto with respect thereto.

10.8 Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

10.9 Expenses

Each of Company and Context will pay it respective legal, accounting and other fees, costs and expenses incurred in connection with the transactions contemplated by this Agreement, including in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto.

10.10 Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which taken together will be deemed to constitute one and the same instrument.

10.11 Facsimile Signatures

All signatures of the parties may be transmitted by facsimile or through other electronic means and each such transmission shall for all purposes be deemed to contain the original signature of the person whose signature it reproduces and shall be binding upon that person and on the party on whose behalf that person has signed.

10.12 Independent Legal Advice

The parties each acknowledge having obtained their own independent legal advice with respect to the terms of this agreement prior to its execution.

IN WITNESS WHEREOF, the parties here have caused this Agreement to be executed as of the Effective Date.

CONTEX INTERNATIONAL TECHNOLOGIES (CANADA) INC.

By: Ricardo Alberto Rodriguez Cornejo
I have authority to bind the corporation

Witness:

Richard Smith

Guarantor

Witness:

Ricardo Alberto Rodriguez Cornejo

Guarantor

2340960 Ontario Inc.

By:
I have authority to bind the corporation

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SCHEDULE A

FORM OF WORK PLAN

Work Plan No. •

This Work Plan No. • (the "**Work Plan**") is made pursuant to an Agreement between **2340960 Ontario Inc.** ("**Company**") and **CONTEX INTERNATIONAL TECHNOLOGIES (CANADA) INC.** ("**Context**") made as of the • day of •, 2014 (the "**Agreement**"). All of the provisions of the Agreement are incorporated into this Work Plan. In addition, the following provisions shall be applicable to this Work Plan:

1. **Overview**

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2. **Term**

   The Effective Date of this Work Plan is •. •.

3. **Services**

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4. **Deliverables**

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5. **Fees**

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6. **Other Terms and Conditions**

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IN WITNESS WHEREOF the parties have executed this Work Plan as of the Effective Date.

2340960 Ontario Inc.	**CONTEX INTERNATIONAL TECHNOLOGIES (CANADA) INC..**
President	President

RS

IN WITNESS WHEREOF Context has executed this Assignment and Waiver as of the date first written above.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:

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Witness

I have read, understand and agree to the terms and conditions of this Assignment and Waiver

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R.S.